                                                               Exhibit 10.9(d)


           SECOND AMENDMENT AND CONSENT TO LOAN AND SECURITY AGREEMENT

          This Second Amendment and Consent to Loan and Security Agreement, made as of June 13, 1996 (this "AMENDMENT"), is by and between Diamond Exteriors, Inc. (f/k/a Diamond Home Services, Inc.) (the "COMPANY") and American National Bank and Trust Company of Chicago (the "BANK"). Capitalized terms used in this Amendment and not otherwise defined have the meanings assigned to such terms in the Loan Agreement (as defined below).

                              W I T N E S S E T H:

          WHEREAS, Diamond Home Services, Inc. (f/k/a Diamond Exteriors, Inc.) ("DHS") and the Bank were parties to the Loan and Security Agreement dated as of February 6, 1996 (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the "LOAN AGREEMENT");

          WHEREAS, under the Assignment, Delegation and Assumption Agreement dated as of May 24, 1996 (the "ASSIGNMENT AGREEMENT"), by and among DHS, the Company (a wholly owned subsidiary of DHS) and the Bank, the Company assumed all of the rights, duties, obligations and liabilities of DHS under the Loan Agreement and other Related Documents;

          WHEREAS, to evidence its assumption of DHS' duties, obligations and liabilities under the Loan Agreement and other Related Documents, the Company has agreed to amend and restate the Notes (as amended and restated, the "AMENDED NOTES") to reflect such assumption;

          WHEREAS, DHS is undertaking an initial public offering of its common stock (the "IPO") and, in connection with the IPO, the Company will prepay the Management Notes and incur certain indebtedness and has requested the Bank consent to such prepayment and indebtedness; and

          WHEREAS, the Bank and the Company have agreed to amend the Loan Agreement to, among other things, (i) modify certain financial covenants (as agreed by the Company and the Bank under Section 13.19 of the Loan Agreement),
(ii) permit the declaration and payment of dividends and (iii) modify certain terms and provisions to conform with the transactions contemplated by the Assignment Agreement and the IPO;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and the Bank agree as follows:

          SECTION 1.  AMENDMENTS TO LOAN AGREEMENT

          On the date this Amendment becomes effective, after satisfaction by the Company of each of the conditions set forth in SECTION 5 of this Amendment (the "CLOSING DATE"), the Loan Agreement is amended as follows:

          1.1 After May 24, 1996, all references in the Loan Agreement to the "Company" or to "Diamond Exteriors, Inc." mean and are a reference to the Company.

          1.2 SECTION 1 of the Loan Agreement is amended by deleting the following definitions from such section: (i) "GLOBE DEMAND NOTES"; (ii) "EMPLOYMENT AGREEMENTS"; (iii) "MANAGEMENT AGREEMENT"; (iv) "MANAGEMENT NOTES";
(v) "REDEEMABLE STOCK"; (vi) "STOCKHOLDER AGREEMENT"; (vii) "SUBORDINATION AGREEMENT"; and (viii) "TAX SHARING AGREEMENT."

          1.3 SECTION 1 of the Loan Agreement is further amended by deleting the definition of "Cash Flow Coverage Ratio" in its entirety and replacing it as follows:

          "CASH FLOW COVERAGE RATIO" means the ratio of (i) Earnings Before Interest and Taxes, plus (A) any unused reserves established for warranty claims, plus (B) all non-cash expenses incurred by the Company during such period, minus (C) capital expenditures that are not funded by Capital Leases incurred during such period or by Loan proceeds to (ii) total interest paid on Indebtedness in such period, PLUS (A) taxes actually paid by the Company (or paid to Globe by the Company under the Tax Sharing Agreement effective as of September 15, 1994, between the Company and Globe) for such period, PLUS (B) total principal paid on Indebtedness (including all principal payments to Diamond Home Services, Inc. (f/k/a Diamond Exteriors, Inc.) with respect to the subordinated debt) in such period (but not including (x) any payments of principal on the Revolving Loan unless made to reduce the Revolving Credit Limit under SECTION 5.1(a) or (y) any principal prepayments made in connection with the initial public offering of the common stock of Diamond Home Services, Inc. (f/k/a Diamond Exteriors, Inc.)), PLUS (C) all cash dividends on capital stock paid by the Company during such period (but not including the dividend of approximately $8,600,000 occurring in connection with the initial public offering of the common stock of Diamond Home Services, Inc. (f/k/a Diamond Exteriors, Inc.)).

          1.4 SECTION 1 of the Loan Agreement is further amended by deleting the definition of "Current Ratio" in its entirety and replacing it as follows:

          "CURRENT RATIO" means the ratio of (a) the Company's current assets (disregarding any of the Company's intangible assets as described in the definition of "TANGIBLE NET WORTH" and including any advances to the Finance Company permitted under this Agreement) to
     (b) the Company's current liabilities.

          1.5 SECTION 1 of the Loan Agreement is further amended by deleting the definition of "Excess Cash Flow" from such section in its entirety.

          1.6 SECTION 1 of the Loan Agreement is further amended by deleting the definition of "Indebtedness" in its entirety and replacing it as follows:

          "INDEBTEDNESS" with respect to any Person means, as of the date of determination thereof, (a) all of such Person's indebtedness for borrowed money or for the deferred purchase price of property or services (except indebtedness owing to trade creditors in the ordinary course of business and which is due within 75 days after original invoice date), (b) all indebtedness of such Person or any other Person secured by any Lien with respect to any property or asset owned or held by such Person, regardless whether the indebtedness secured thereby shall have been assumed by such Person, (c) all indebtedness of other Persons which such Person has directly or indirectly guaranteed (whether by discount or otherwise), endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse to such Person or with respect to which such Person is otherwise directly or indirectly liable, including, without limitation, indebtedness in effect guaranteed by such Person through any agreement (contingent or otherwise) to (i) purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, (ii) provide funds for the payment or discharge of such indebtedness or any other liability of the obligor of such indebtedness (whether in the form of loans, advances, stock purchases, capital contribution or otherwise), (iii) maintain the solvency of any balance sheet or other financial condition of the obligor of such indebtedness, or (iv) make payment for any products, materials or supplies or for any transportation or services regardless of the nondelivery or nonfurnishing thereof, if in any such case the purpose or intent of such agreement is to provide assurance that such indebtedness will be paid or discharged or that any agreements relating thereto will be complied with or that the holders of such indebtedness will be protected against loss in respect thereof, (d) all of such Person's Capitalized Lease Obligations, (e) all actual or contingent reimbursement obligations with respect to letters of credit issued for such Person's account, (f) all of such Person's obligations under interest rate hedging agreements, (g) all of such Person's Redeemable Stock, as measured by the maximum fixed repurchase price thereof which has a mandatory redemption date prior to the Credit Termination Date and (h) all of such Person's obligations under the promissory note made by the Company payable to DHS in an amount equal $29,000,000. For purposes of determining Indebtedness for the financial covenants set forth in SECTIONS 9.7, 9.9, 9.10, 9.11 and 9.17, any contingent obligations will be determined in accordance with GAAP.

          1.7 SECTION 1 of the Loan Agreement is further amended by deleting the definition of "Related Documents" in its entirety and replacing it as follows:

          "RELATED DOCUMENTS" means, collectively, the Notes, the Trademark Security Agreement and all other documents, instruments, agreements and certificates executed by the Company pursuant to or in connection with this Agreement.

          1.8 SECTION 1 of the Loan Agreement is further amended by deleting the definition of "Tangible Net Worth" in its entirety and replacing it as follows:

          "TANGIBLE NET WORTH" means, with respect to any Person at any time, such Person's net worth (determined in accordance with GAAP, which includes account receivables) after subtracting therefrom the aggregate amount of any intangible assets of the Company, including, without limitation, covenants not to compete, prepayments, deferred charges, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names. In addition, any subordinated debt from Diamond Home Services, Inc. (f/k/a Diamond Exteriors, Inc.) will be included in the calculation of "TANGIBLE NET WORTH."

          1.9 SECTION 1 of the Loan Agreement is further amended by deleting the definition of "Working Capital" in its entirety and replacing it as follows:

          "WORKING CAPITAL" means the excess of (a) the Company's current assets (disregarding any of the Company's intangible assets as described in the definition of "TANGIBLE NET WORTH" and including any advances to the Finance Company permitted under this Agreement) MINUS (b) the difference of the Company's current liabilities minus any reserves established for warranty claims.

          1.10 SECTION 7.2 of the Loan Agreement is amended by deleting clause
(iii) from such section in its entirety and replacing it as follows:

          (iii) all of the notes described in SCHEDULE 7.2 hereto, if any, including any amendment, modification, renewal or replacement of any such notes, and including, without limitation, the Special Purpose Note and the Working Capital Note (collectively, the "PLEDGED NOTES"), and

          1.11 SECTION 8.4 of the Loan Agreement is amended by adding the following subsection (c) to such section as follows:

          (c) The Company has furnished to the Bank the Pro Forma Balance Sheet (the "PRO FORMA") of the Company dated as of May __, 1996 and attached hereto as SCHEDULE 8.4. As of June __, 1996, the Pro Forma fairly represents the Company's assets, liabilities and financial condition; there are no omissions from the Pro Forma or other facts and circumstances not reflected in the Pro Forma which, as of June __, 1996, are or may be material, according to GAAP.

          1.12 SECTION 8.21 of the Loan Agreement is amended by deleting the first two sentences from section in their entirety and replacing them as follows:

          The cover page to this Agreement lists the legal name by which the Company is now known. The Company has not been known by any legal name different from the one set forth on the cover page of this Agreement other than Diamond Home Services, Inc.

          1.13 SECTION 9.7 of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          9.7 TANGIBLE NET WORTH. Not permit Tangible Net Worth to be less than the stated amount for each corresponding period listed below, calculated at the end of each month during such period:


                            DATE                              TANGIBLE NET WORTH
                            ----                              ------------------
                April 1, 1996 to June 30, 1996                  ($10,000,000)

                July 1, 1996 to August 31, 1996                   $6,250,000

                September 1, 1996 to November 30, 1996            $7,250,000
                December 1, 1996 to February 28, 1997             $7,750,000

                March 1, 1997 to May 31, 1997                     $7,750,000

                June 1, 1997 to August 31, 1997                   $8,500,000
                September 1, 1997 to Credit Termination           $9,000,000
                Date


          1.14 SECTION 9.8 of the Loan Agreement is amended by deleting clause
(iii) and (iv) from such section in their entirety and replacing them as follows:

          (iii) current accounts payable arising in the ordinary course of business, (iv) [INTENTIONALLY OMITTED],

          1.15 SECTION 9.8 of the Loan Agreement is further amended by deleting clause (vii) from such section in its entirety and replacing it as follows:

          (vii) [INTENTIONALLY OMITTED].

          1.16 SECTION 9.9 of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          9.9 WORKING CAPITAL. Not permit the Company's Working Capital to be less than the stated amount for each corresponding period listed below, calculated at the end of each month during such period:


                             DATE                                     WORKING CAPITAL
                             ----                                     ---------------
                April 1, 1996 to June 30, 1996                          ($8,000,000)

                July 1, 1996 to August 31, 1996                          $9,000,000

                September 1, 1996 to November 30, 1996                  $10,000,000
                December 1, 1996 to February 28, 1997                   $10,500,000

                March 1, 1997 to May 31, 1997                           $10,500,000

                June 1, 1997 to August 31, 1997                         $12,500,000
                September 1, 1997 to Credit Termination Date            $12,500,000


          1.17 SECTION 9.10 of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          9.10 CURRENT RATIO. Not permit the Current Ratio to be less than 1.1:1 calculated the end of each month through the Credit Termination Date.

          1.18 SECTION 9.11 of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          9.11 CASH FLOW COVERAGE. Not permit the Cash Flow Coverage Ratio to be less than 1.3:1 calculated as of the end of each month through the Credit Termination Date measured over the immediately preceding twelve-month period ending on such calculation date.

          1.19 SECTION 9.12 of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          9.12 DIVIDEND RESTRICTIONS. Not make any payment in cash, property or other assets upon or in respect of any shares of any class of its capital stock including, without limiting the foregoing, payments as dividends and payments for the purpose of redeeming, purchasing or otherwise acquiring any shares of any class of its capital stock, including in the term "stock" any warrant or option or other right to purchase such stock, or making any other distribution in respect as any such shares of stock or set aside any funds for any such purpose; PROVIDED, HOWEVER, the Company may repurchase its capital stock held by employees of the Company upon their retirement, termination, disability or death so long as such repurchase does not violate any of the financial covenants contained in SECTION 9 and could not reasonably be expected to result in a Material Adverse Effect; PROVIDED, FURTHER, HOWEVER, that the Company may make cash dividends so long as if immediately after making such dividend, the Company would be in compliance with each of the financial covenants contained in SECTION 9.

          1.20 SECTION 9.14 of the Loan Agreement is amended by deleting clause
(l) from such section in its entirety and replacing it as follows:

     (l) loans to the Finance Company (in addition to those set forth in CLAUSES
     (j) and (k) above) in excess of $9,500,000 so long as (i) the ratio of (a) all amounts advanced from the Company to the Finance Company immediately following such an advance (including, without limitation, all amounts outstanding under the Working Capital Note and the Special Purpose Note) to
     (b) all amounts outstanding under the Notes would be 1.35:1 or greater and
     (ii) immediately prior to such an advance, $9,500,000 has been advanced to the Finance Company under the Working Capital Note and the Special Purpose Note;

          1.21 SECTION 9.16 of the Loan Agreement is amended by deleting the PROVISO from such section in its entirety.

          1.22 SECTION 9.19 of the Loan Agreement is amended by deleting subsection (a) from such section in its entirety and replacing it as follows:

          (a) Not use or permit the use of any proceeds of any Revolving Loan other than for the Company's general corporate purposes and to support the Company's working capital.

          1.23 SECTION 9.20 of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          9.20 TRANSACTIONS WITH AFFILIATES. Not enter into any transaction with any Affiliate except (a) transactions in the ordinary course of business and on terms and conditions at least as favorable to the Company as the terms and conditions that would apply in a similar transaction with a Person who is not an Affiliate, (b) an agreement with The Handy Craftsman, Inc. pursuant to which the Company leases space and prepays payroll in an amount not exceeding $25,000 in the aggregate, (c) the Working Capital Note Agreement and the Working Capital Note and (d) the Securitization Documentation.

          1.24 SECTION 9.25 of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          9.25 [INTENTIONALLY OMITTED].

          1.25 SECTION 9.26 of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          9.26 [INTENTIONALLY OMITTED].

          1.26 SECTION 9.30 of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          9.30 OTHER DOCUMENTS. Not amend, change or modify either the Working Capital Note Agreement or the Working Capital Note without the prior written consent of the Bank.

          1.27 SECTION 9.31 of the Loan Agreement is amended by deleting such section in its entirety.

          1.28 SECTION 12.1(l) of the Loan Agreement is amended by deleting the phrase "fifty-five percent (55%)" from such section in its entirety and replacing it with the phrase "thirty-five percent (35%)."

          1.29 SECTION 12.1(n) of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          (n) FINANCE COMPANY. Diamond Home Services, Inc. (f/k/a Diamond Exteriors, Inc.) shall fail to directly control 100% of the Finance Company.

          1.30 SECTION 13.19 of the Loan Agreement is amended by deleting such section in its entirety and replacing it as follows:

          13.19 MODIFICATION OF FINANCIAL COVENANTS. The Company agrees that should the actual assets, liabilities and financial condition of the Company at any time be materially different than as reflected on the Pro Forma, the Bank may make reasonable modifications to the financial covenants contained in SECTIONS 9.7, 9.9, 9.10, 9.11 and 9.17.

          SECTION 2.  AMENDMENTS TO EXHIBITS, SCHEDULES AND
                      RELATED DOCUMENTS

          2.1  AMENDMENT TO EXHIBITS TO LOAN AGREEMENT.  On the Closing Date,
(i) Exhibits A, B and C to the Loan Agreement will be replaced with EXHIBITS A, B and C to this Amendment and (ii) Exhibit I to the Loan Agreement will be deleted in its entirety.

          2.2  AMENDMENT TO SCHEDULES TO LOAN AGREEMENT.  On the Closing Date,
(i) SCHEDULE 1 to this Amendment will be added as Schedule 8.4 to the Loan Agreement and (ii) Schedule 8.5 to the Loan Agreement will be amended by adding to such schedule the information contained on SCHEDULE 2 to this Amendment.

          2.3 AMENDMENT TO RELATED DOCUMENTS. On the Closing Date, the Notes will be amended, restated and replaced in their entirety by the Amended Notes. Upon receipt of the Amended Notes, the Bank will mark the Notes "superseded" and return them to the Company.

          SECTION 3.  CONSENT

          3.1 On the Closing Date, the Bank consents to the incurrence by the Company of approximately $29,000,000 of subordinated indebtedness from Diamond Home Services, Inc. (f/k/a Diamond Exteriors, Inc.) and agrees that such subordinated indebtedness will not constitute an Event of Default under the Loan Agreement.

          3.2 On the Closing Date, the Bank consents to the Company's voluntary prepayment of the Management Notes.

          3.3 Nothing in this Amendment in any way is deemed to be a consent or waiver of any Event of Default or an agreement to forbear from exercising any remedies with respect to any Event of Default.

          SECTION 4.  REPRESENTATIONS AND WARRANTIES

          To induce the Bank to enter into this Amendment and to extend future credit under the Loan Agreement, as amended by this Amendment, the Company represents and warrants to the Bank that:

          4.1 DUE AUTHORIZATION; NO CONFLICT; NO LIEN; ENFORCEABLE OBLIGATION. The execution, delivery and performance by the Company of this Amendment and the Amended Notes are within its corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental, regulatory or other approvals (if any is required), and do not and will not contravene or conflict with any provision of (i) any law, (ii) any judgment, decree or order or (iii) its articles or certificate of incorporation or by-laws, and do not and will not contravene or conflict with, or cause any lien to arise under, any provision of any agreement or instrument binding upon the

Company or upon any of its property. This Amendment, the Loan Agreement, as amended by this Amendment, and the Amended Notes are the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

          4.2 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. As of the Closing Date, (i) no Event of Default or Unmatured Event of Default under the Loan Agreement, as amended by this Amendment, has occurred and is continuing or will result from the amendments set forth in this Amendment and (ii) the representations and warranties of the Company contained in the Loan Agreement, as amended by this Amendment, are true and correct.

          4.3 NO GLOBE DEMAND NOTES; NO REDEEMABLE STOCK. As of the Closing Date, there is no principal or interest outstanding under any Globe Demand Note. The Redeemable Stock was redeemed prior to the Closing Date and, as of the Closing Date, the Company has no Redeemable Stock issued and outstanding.

          SECTION 5.  CONDITIONS TO EFFECTIVENESS

          The obligation of the Bank to make the amendments, waivers and consents contemplated by this Amendment, and the effectiveness thereof, are subject to the following:

          5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Amendment are true and correct as of the Closing Date.

          5.2 CONSUMMATION OF THE IPO. The offering of the DHS's common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended.

          5.3 TERMINATION OF CERTAIN AGREEMENTS. The Tax Sharing Agreement, the Management Agreement, the Management Notes and the Subordination Agreement have been paid and/or terminated, as applicable.

          5.4 ADVANCE FROM DHS. DHS has advanced approximately $29,000,000 to the Company from the proceeds of the IPO.

          5.5 DOCUMENTS. The Bank has received all of the following, each duly executed and dated as of the Closing Date (or such other date as is satisfactory to the Bank) in form and substance satisfactory to the Bank:

          (A)  SECOND AMENDMENT AND CONSENT.  This Amendment.

          (B) AMENDED NOTES. (i) The Amended and Restated Revolving Note substantially in the form of EXHIBIT A to this Amendment, (ii) The Amended and Restated Investment Loan Note substantially in the form of EXHIBIT B to this Amendment and (iii) The Amended and Restated Finance Company

     Loan Note substantially in the form of EXHIBIT C to this Amendment.

          (C) OMNIBUS AMENDMENT TO INTERCOMPANY AGREEMENTS. An executed copy of an omnibus amendment to intercompany agreements substantially in the form of EXHIBIT D to this Amendment.

          (D) SUBORDINATED NOTE. A copy of the promissory note made by the Company payable to DHS in an amount equal to the amount received by the Company from DHS under SECTION 5.4 of this Amendment.

          (E) SUBORDINATION AGREEMENT. A subordination agreement between the Bank and DHS substantially in the form of EXHIBIT E to this Amendment.

          (F) SCHEDULES TO AMENDMENT. (i) The pro forma balance sheet of the Company dated as of May __, 1996, and attached to this Amendment as
     SCHEDULE 1 and (ii) a description of the pending litigation titled International Equity Capital Growth Fund, L.P. v. C. Stephen Clegg, Globe Building Materials, Inc. and Diamond Home Services, Inc., attached to this Amendment as SCHEDULE 2.

          (G) SECRETARY'S CERTIFICATE. A certificate of the Secretary of the Company as to (i) no amendments or modifications to the Company's articles or certificate of incorporation or by-laws since May 24, 1996, and
     (ii) resolutions of the board of directors of the Company authorizing or ratifying the execution, delivery and performance of this Amendment and the Amended Notes.

          (H) CONSENTS Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals, if any, with respect to this Amendment, the Amended Notes or any other document provided for under this Amendment.

          (E) OTHER. Such other documents as the Bank may reasonably request.

          SECTION 6.  MISCELLANEOUS

          6.1 CAPTIONS. The recitals to this Amendment (except for definitions) and the section captions used in this Amendment are for convenience only and do not affect the construction of this Amendment.

          6.2 GOVERNING LAW; SEVERABILITY. THIS AMENDMENT IS A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. Wherever possible, each provision of this Amendment must be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this

Amendment is prohibited by or invalid under such law, such provision is ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

          6.3 COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart is deemed to be an original, but all such counterparts together constitute but one and the same Amendment. The Company and the Bank agree to accept facsimile counterparts.

          6.4 SUCCESSORS AND ASSIGNS. This Amendment is binding upon the Company, the Bank and their respective successors and assigns, and inures to the sole benefit of the Company, the Bank and their successors and assigns. The Company cannot assign its rights or delegate its duties under this Amendment.

          6.5 REFERENCES. From and after the Closing Date, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in the Loan Agreement or any other Related Document to the Loan Agreement, the Notes or to any term, condition or provision contained "thereunder," "thereof," "therein," or words of like import, mean and are a reference to the Loan Agreement or the Notes (or such term, condition or provision, as applicable) as amended, supplemented, restated or otherwise modified by this Amendment or the Amended Notes, as applicable.

          6.6 CONTINUED EFFECTIVENESS. Notwithstanding anything contained in this Amendment to the contrary, the terms of this Amendment and the Amended Notes are not intended to and do not serve to effect a novation as to the Loan Agreement or the Notes, as applicable. The Company and the Bank expressly do not intend to extinguish the Loan Agreement or the Notes. Instead, it is the express intention of the Company and the Bank to reaffirm the indebtedness created under the Loan Agreement, which is evidenced by the Notes. The Loan Agreement, as amended by this Amendment, and the Notes, as amended and restated by the Amended Notes, remain in full force and effect and the terms and provisions of the Loan Agreement and the Notes are ratified and confirmed.

          6.7 COSTS, EXPENSES AND TAXES. The Company affirms and acknowledges that Section 13.5 of the Loan Agreement applies to this Amendment and the transactions and agreements and documents contemplated under this Amendment.


                                    *   *   *

          Delivered at Chicago, Illinois, as of the day and year first above written.


                                   DIAMOND EXTERIORS, INC.


                                   By: /s/ Ann Crowley Patterson
                                      ---------------------------------------
                                      Name:
                                      Title:



                                   AMERICAN NATIONAL BANK AND TRUST
                                     COMPANY OF CHICAGO



                                   By: /s/ John W. Patterson
                                      ---------------------------------------
                                      John W. Patterson
                                      Second Vice President